UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	March 6th, 2006

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut	06371
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 434 - 5535

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

Doordarshan, India’s national public broadcaster and one of the world’s largest terrestrial television networks, has taken the lead on a three month trial basis to apply technology to strengthen worldwide efforts to identify video pirates.  The trial with Doordarshan was initiated by First Serve Entertainment, which represents the Registrant, and exclusively markets and sells MediaSentinel technology in Asia-Pacific and the Middle East and non-exclusively in other parts of the world.

A copy of the News Release dated March 6th, 2006 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated March 6th, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  March 6th, 2006

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

Exhibit 99.1

For Investor Relations Contact: Jon Caserta (877) 425-8347 usvo@blueskyir.com

INDIAN PBS TO WORLD: HELP IS ON THE WAY!

DOORDARSHAN GRABS WATERMARKING LEAD

WITH USVO’S LEADING EDGE TECHNOLOGY

(Old Lyme, CT – March 6, 2006) – In what’s being hailed by international media experts as a wake up call to the rest of the world, Doordarshan, India’s national public broadcaster and one of the world’s largest terrestrial television networks, has taken the lead on a trial basis to apply technology to strengthen worldwide efforts to identify video pirates.

The trial with Doordarshan was initiated by First Serve Entertainment, which represents USA Video Interactive Corp (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF), and exclusively markets and sells MediaSentinel technology in Asia-Pacific and the Middle East and non-exclusively in other parts of the world.

According to Munish Gupta, Chief Operating Officer of First Serve Entertainment Inc., Doordarshan’s recent decision to deploy digital watermarking in a 3-month trial puts the world on notice that India isn’t among nations content to simply wring its hands and do little more than decry the theft and unauthorized reproduction of movies, television broadcasts and similar digital products.

“Hollywood and the world’s other media centers have basically been sitting back and complaining that something needs to be done,” Gupta says. “Doordarshan is first among the world’s large networks and the only nationally-run public broadcaster that’s stepped up to the plate to respond to the challenges of media piracy with robust technology that places a unique digital watermark on every single frame of a movie or television broadcast. The message they’re sending to the world by implementing MediaSentinel, an anti-piracy workstation developed by USVO, is ‘we hear you and help is on the way!’”

India has long been on the U.S. Trade Representative's Special 301 Priority Watch List, as a result of generally weak enforcement of intellectual property laws. According to a 2005 Watch List report, piracy of motion pictures and other intellectual property in India cost the U.S. media producers alone more than $500 million in 2004.

According to K.S. Sarma, CEO of Prasar Bharati, parent company to Doordarshan, MediaSentinel’s digital watermarking technology will provide Indian and international law enforcement officials an effective means of tracing and catching pirates.  “Prasar Bharati’s initiative to watermark media broadcast on Doordarshan should stimulate a wave of interest, not only across China and the rest of Asia, where piracy is believed to cause billions of dollars of losses, but also in the US, which suffers many of those losses,” Sarma said. “We are pleased to have this trial period underway to demonstrate the value of this technology to media producers everywhere.”

India is the second most populous country in the world, with a population of over one point one billion. The Indian film industry’s output is the largest in the world in terms of number of films produced and in number of tickets sold.

“Bollywood,” the informal name for the popular Mumbai-based film industry in India, is a strong part of popular culture in India and the rest of the Indian subcontinent, as well as the Middle East, parts of Africa, parts of Southeast Asia, and among South Asians worldwide. During the last 10 years, the Indian government has deregulated electronic media by allowing private and even limited foreign investments stimulating the launch of nearly 100 television channels.

These new channels uplink from India and are beamed via satellite into the country and carried via cable and Direct To Home (DTH) systems. Also, India’s film industry today enjoys growing investment by foreign financiers, foreign co-productions and significant revenues from overseas exploitation of films. Government of India’s Information and Broadcasting Ministry is planning to set up three high powered Expert Committees to prevent the growing menace of video piracy of feature films.

“We are pleased that the government-owned Doordarshan network, one of the most important broadcasters in the world, has stepped to the forefront to make India a leader in watermarking as forensic tool for anti-piracy efforts,” said Edwin Molina, Chief Executive Officer of USVO.  “This is an important move that will likely spur Hollywood and the movie and video products industries in other nations to replicate as a means of furthering worldwide intellectual property rights enforcement in the near future.”

About MediaSentinel™:

MediaSentinel is an anti-piracy device that embeds SmartMarks--invisible forensic information in every frame of video content--providing the proof courts need to protect intellectual property rights, indicting and convicting the individuals who steal the original material. Its use by producers and distributors of film and television content allows unprecedented, secure access to a wide range of distribution markets and methods which otherwise represent a significant piracy risk. MediaSentinel is available as a stand-alone product or on a pay-as-you-go basis through USVO’s certified Anti-Piracy Provider service network.

About Doordarshan:

Doordarshan, the national television service of India, is devoted to public service broadcasting. It is one of the largest terrestrial networks in the world. Its network of more than 1400 terrestrial transmitters covers more than 89.6% of India's population.  Doordarshan operates 27 Channels – 5 All India Channels, 11 Regional Language Satellite Channels, 8 Hindi Belt Kendras, 1 International Channel and 2 Parliament Channels (DD-Lok Sabha & DD-Rajya Sabha).  Except for the Hindi Belt Kendras (DD-14 to DD-17 and DD-19 to DD-22), all other DD Channels broadcast round-the-clock.  Prasar Bharati is a statutory autonomous body established under the Prasar Bharati Act. The Board came into existence from 23.11.1997. The Prasar Bharati is the Public Service broadcaster of the country. The objective of public service broadcasting is to be achieved though All India Radio and Doordarshan which earlier were working as independent media units under the Ministry of I&B.  For more information, visit www.ddindia.gov.in.

About First Serve Entertainment Inc.:

First Serve Entertainment, Inc. is a California based company with offices in Los Angeles and India, which produces and distributes motion pictures and television programming. First Serve also offers consulting and marketing services to media companies, markets media related products and as well engages in related businesses such as enabling media with technology to offer it to consumers via wired and wireless electronic devices. Besides its well-known Chairman, Vijay Amritraj, First Serve’s management includes its Chief Operating Officer, Munish (Max) Gupta, a well-known Asian-American journalist turned entertainment entrepreneur.

About USA Video Interactive Corp.:

USA Video Interactive Corp. (“USVO”) designs and markets technology for delivery of digital media. USVO developed its SmartMark™ digital watermarking technology to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USVO, holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 – 5535; Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact Blue-Sky Solutions, LLC, Jon Caserta, (877) 425-8347, usvo@blueskyir.com

First Serve Entertainment, Inc. (FSE) Corporate Headquarters Office: 16501 Sherman Way, Suite 130, Van Nuys, California 914-6, USA. Telephone (818) 988 5299; Facsimile (818) 988 5812; Email: fseusa@pacbell.net. India Office: No. 10/5 A, 13th Avenue, Harrington Road, Chetpet, Chennai 600031, India. Telephone: (+91) 044-28365448/ 28362752; Facsimile: (+91) 044-28363751; Email: fsemaa@vsnl.com.

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

The TSX Venture Exchange  has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.